UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2012

Qlik Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34803	20-1643718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor Chester Road Suite E220 Radnor, Pennsylvania 19087

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (888) 828-9768

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective January 16, 2012, the Board of Directors of Qlik Technologies Inc. (the “Company”) replaced the Company’s existing Code of Business Conduct with a revised Code of Business Conduct (the “Code”). The revised Code applies to all of the Company’s directors, officers (including the principal executive officer, principal financial officer and principal accounting officer), employees, consultants, suppliers and vendors. The revised Code emphasizes the Company’s core values and its commitment to fair and ethical behavior in the conduct of its business. In addition, the revised Code, among other things, includes changes in language, appearance and style which are designed to enhance readers’ understanding of its provisions. The revised Code is available in the Investor Relations section of the Company’s website at http://www.qlikview.com.

The description of the revised Code set forth above is qualified in its entirety by reference to the full and complete terms of the Code, a copy of which is attached hereto as Exhibit 14.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
14.1	Code of Business Conduct, effective as of January 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLIK TECHNOLOGIES INC.

By:	/s/ WILLIAM G. SORENSON
Name: William G. Sorenson
Title: Chief Financial Officer, Secretary and Treasurer

Dated: January 17, 2012